Exhibit 99.1

Thorne HealthTech Reports Fourth Quarter and Full-Year 2022 Results

Net Sales Growth of 24.1% and Adj. EBITDA1 growth of 19.1% for Full-Year 2022; Provides Full-Year 2023 Guidance

NEW YORK, March 30, 2023 /PRNewswire/ -- Thorne HealthTech, Inc. (“Thorne HealthTech”, “Thorne” or the “Company”) (NASDAQ: THRN), a leader in delivering innovative solutions for a personalized approach to health and wellness, today announced its financial results for the fourth quarter and full-year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

•
Net sales grew 27.7% year-over-year to $63.0 million, with direct-to-consumer (“DTC”) sales growth of 46.1%
•
Gross profit grew 14.1% year-over-year to $28.7 million; gross margin decreased 544 basis points year-over-year to 45.5%
•
Net income attributable to common stockholders grew to $12.5 million; adjusted EBITDA grew to $9.0 million
•
Diluted earnings per share (“EPS”) of $0.24; adjusted diluted EPS of $0.13

Full-Year 2022 Highlights:

•
Net sales grew 24.1% year-over-year to $228.7 million, with DTC sales growth of 44.3%
•
Gross profit grew 19.2% year-over-year to $114.9 million; gross margin decreased 206 basis points year-over-year to 50.2%
•
Net income attributable to common stockholders grew to $15.7 million; adjusted EBITDA grew to $24.5 million
•
Diluted EPS of $0.30; adjusted diluted EPS of $0.32

Full-Year 2023 Outlook:

•
Net sales of $280 million - $290 million; adjusted EBITDA of $30 million - $32 million; adjusted EPS of $0.37 - $0.39

“Our strong fourth quarter performance completes a solid year in which we achieved sales growth of 24% and adjusted EBITDA growth of 19%, despite a headwind from the conflict in Ukraine early in the year,” said Paul Jacobson, CEO. “We entered 2022 with a packed agenda that included releasing new premium supplement products in key health areas and launching our new gut health test with a first-to-market microbiome wipe that revolutionizes the user experience for testing. We also started working with regulators to achieve clearance our cutting-edge OneDraw blood sampling device for unsupervised medical use in the U.S., which we see as a catalyst for significant new growth opportunities across our end markets.”

Mr. Jacobson continued, “The science-backed, consumer-centric approach we deploy is paying dividends, with Thorne’s recent recognition in Fast Company’s Top 10 Most Innovative Companies in Wellness of 2023. Looking ahead, we expect to further increase our value proposition as a total system for wellness as we drive towards another year of above-market growth, as reflected in our 2023 guidance.”

1Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings EPS are provided in the “Non-GAAP Financial Measures” section of this press release.

The following tables provide a summary of sales by channel for the three and twelve months ended December 31, 2022, compared to the three and twelve months ended December 31, 2021:

	Three months ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
DTC	$25,643	$17,553	$8,090	46.1%	40.7%	35.6%
Professional/B2B (1)	37,319	31,755	5,564	17.5%	59.3%	64.4%
Net sales (2)	$62,962	$49,308	$13,654	27.7%	100.0%	100.0%

	Twelve months ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
DTC	$100,496	$69,647	$30,849	44.3%	43.9%	37.8%
Professional/B2B (1)	128,236	114,654	13,581	11.8%	56.1%	62.2%
Net sales (2)	$228,732	$184,301	$44,430	24.1%	100.0%	100.0%

(1) “Professional” and “B2B” generally means the Company’s network of health professionals and its business-to-business customers, respectively.

(2) During the fourth quarter of 2022, we reclassified certain amounts in the condensed consolidated statements of operations as a result of certain immaterial classification errors related to prior interim periods reflecting a decrease of $3.4 million to net sales, a decrease of $4.2 million to marketing expenses, and an increase of $0.8 million to selling, general and administrative expenses for the year-to-date period ended September 30, 2022. To conform with current year presentation, certain amounts have been reclassified within the condensed consolidated statements of operations for the three-months ended December 31, 2021, the impact of which resulted in a decrease of $0.6 million to net sales, a decrease of $1.0 million to marketing expenses, and a net increase of $0.4 to selling, general and administrative expenses. For the year ended December 31, 2021, the impact resulted in a decrease of $0.9 million to net sales, a decrease of $2.4 million to marketing expenses, and a net increase of $1.5 million to selling, general and administrative expenses. There was no impact of the reclassification adjustments to the balance sheets, statements of cash flows or key operating measures such as operating income, net income, adjusted EBITDA, adjusted net income, earnings per share or adjusted earnings per share for any period as a result of the reclassifications.

The following table provides a summary of our annual life-time value (“LTV”) to customer acquisition cost (“CAC”) ratio for the three and twelve months ended December 31, 2022, compared to the three and twelve months ended December 31, 2021.

	Three months ended December 31,			Twelve months ended December 31,
	2022	2021		2022	2021
LTV to CAC (3)	8.3x	2.4	x	4.6x	4.5x

(3) Refer to the “Key Financial and Operating Data” section below.

As of December 31, 2022, the number of active subscriptions grew 45.9% to 375,185, compared to 257,070 as of December 31, 2021. Refer to the “Key Financial and Operating Data” section below for further detail.

Cost of Sales and Gross Profit

The following tables provide a summary of cost of sales and gross profit for the three and twelve months ended December 31, 2022, compared to the three and twelve months ended December 31, 2021:

	Three months ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Net sales	$62,962	$49,307	$13,655	27.7%	100.0%	100.0%
Cost of sales	34,303	24,182	10,121	41.9%	54.5%	49.0%
Gross profit	$28,659	$25,125	$3,534	14.1%	45.5%	51.0%

	Twelve months ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Net sales	$228,731	$184,301	$44,430	24.1%	100.0%	100.0%
Cost of sales	113,797	87,893	25,905	29.5%	49.8%	47.7%
Gross profit	$114,934	$96,409	$18,525	19.2%	50.2%	52.3%

For the three and twelve months ended December 31, 2022, the increase in cost of sales and decrease in gross profit as a percentage of net sales was primarily from (i) the continued sell-through of higher cost inventory that included raw materials purchased ahead of demand to mitigate against potential supply chain disruptions and (ii) the strength of sales that contribute lower gross profit margins because of our ability to meet demand utilizing our sources in an otherwise challenging market.

Operating Expenses

The following tables provide a summary of select operating expenses for the three and twelve months ended December 31, 2022, compared to the three and twelve months ended December 31, 2021:

	Three months ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Research and development	$1,898	$1,656	$242	14.6%	3.0%	3.4%
Marketing (2)	3,144	4,145	(1,001)	(24.1)%	5.0%	8.4%
Selling, general and administrative (2)	20,280	18,325	1,955	10.7%	32.2%	37.2%

	Twelve months ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Research and development	$7,424	$5,936	$1,488	25.1%	3.2%	3.2%
Marketing (2)	26,443	22,769	3,674	16.1%	11.6%	12.4%
Selling, general and administrative (2)	75,586	56,390	19,196	34.0%	33.0%	30.6%
Write-off of acquired Drawbridge in-process research and development	—	1,563	(1,563)	(100.0)%	0%	0.8%

Net Income and Diluted EPS

The following tables provide a summary of net income attributable to common stockholders, adjusted EBITDA, adjusted net income, diluted EPS and adjusted diluted EPS for the three and twelve months ended December 31, 2022, compared to the three and twelve months ended December 31, 2021:

	Three months ended December 31,
	Amounts		Year-Over-Year
	2022	2021	$ Change	% Change
(dollars in thousands, except per share amounts)
Net income attributable to common stockholders	$12,547	$3,270	$9,277	283.7%
Adjusted EBITDA	8,950	5,425	3,525	65.0%
Adjusted net income	6,810	3,820	2,990	78.3%
Diluted EPS	$0.24	$0.01	$0.23	2267.9%
Adjusted diluted EPS	$0.13	$0.07	$0.06	85.7%

	Twelve months ended December 31,
	Amounts		Year-Over-Year
	2022	2021	$ Change	% Change
(dollars in thousands, except per share amounts)
Net income attributable to common stockholders	$15,674	$3,746	$11,928	318.4%
Adjusted EBITDA	24,502	20,571	3,931	19.1%
Adjusted net income	16,787	14,102	2,685	19.0%
Diluted EPS	$0.30	$0.14	$0.16	118.0%
Adjusted diluted EPS	$0.32	$0.44	$(0.12)	(27.3)%

Financial Position

As of December 31, 2022, the Company had $36.0 million in cash and cash equivalents and $14.0 million of debt and notes payable outstanding, inclusive of $1.2 million related to equipment financing.

Financial Guidance

The following table presents the Company’s full-year 2023 guidance and the corresponding growth rates over full-year 2022 results at the low and high ends of the guidance ranges for each measure:

Full-Year Guidance
	Low - High	Low - High (Y/Y%)
Net sales	$280 million - $290 million	22.4% - 26.8%
Gross margin	49% - 52%	—
Adjusted EBITDA	$30 million - $32 million	22.4% - 30.6%
Adjusted EPS	$0.37 - $0.39	15.6% - 21.9%

The Company’s full-year guidance assumes the following:

•
Marketing expenses of between 13% and 14% of net sales for the full-year, weighted slightly higher towards the second half of the year, with the highest spend currently expected during the third quarter of 2023
•
For adjusted net income and adjusted EPS, revised guidance also assumes (i) depreciation and amortization of approximately 2.5% of net sales, with cost recognition expected to gradually increase during the year from the facility expansion, (ii) interest expense of approximately 1% of sales, (iii) an estimated full-year adjusted tax rate of 26% and (iv) diluted weighted-average shares outstanding of 54 million as of December 31, 2023

Webcast and Conference Call Details

The Company will host a conference call on Wednesday, March 31, 2023, at 8 a.m. (U.S. Eastern Time) to discuss its fourth quarter and full-year 2022 financial results. A live webcast of the call can be accessed by logging onto the investors section of the Thorne HealthTech website at https://investors.thornehealthtech.com. A replay will be available on the same website after the call.

In addition, the conference call can be accessed over the phone by dialing +1 833 470 1428 for U.S. callers, or +1 404 975 4839 for international callers, approximately 10 minutes prior to the start time. The access code for the live call is 418469. An audio replay will be available for 7 days following the call. To access the replay, dial +1 866 813 9403 (U.S.) or +1 929 458 6194 (International). The access code for the replay is 547637.

About Thorne HealthTech

Thorne HealthTech is a leader in delivering innovative solutions for delivering personalized approaches to health and wellness. As a science-driven wellness company that empowers individuals with the support, education, and solutions they need to achieve healthy aging – living healthier longer – Thorne utilizes testing and data to create improved product efficacy and to deliver personalized solutions to consumers, health professionals, and corporations. Predicated on the power of the individual, Thorne leverages artificial intelligence models to provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime. Thorne is the only supplement manufacturer that collaborates with Mayo Clinic on health and wellness research and content, and is trusted by more than five million customers, 47,000+ health-care professionals, thousands of professional athletes, and more than 100 professional sports teams and multiple U.S. National Teams. For more information, visit Thorne.com.

Contacts

Investors:	Media:
Thomas Wilson	media@thorne.com
investors@thorne.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this news release, including, without limitation, statements regarding the conditions of our industry, our future results of operations and financial position, business strategy, development plans, expected research and development costs, regulatory strategy, product and service development, sales and marketing activities, international expansion efforts, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “guidance,” “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this news release include, but are not limited to, statements regarding financial guidance, market opportunity, ability to penetrate the market, expanded product offerings and expectations for growth. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements are current only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed which we plan to file on March 31, 2023, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Key Financial and Operating Data

Amounts reported in thousands within this press release are computed based on the amounts in whole dollars. As a result, the sum of the components reported in thousands may not equal the amounts reported in whole dollars due to rounding. Percentage changes presented are calculated from the underlying numbers in whole dollars.

To provide investors with additional information regarding its financial results, the Company has provided certain key financial and operating data metrics in this press release, including life-time value (“LTV”), customer acquisition costs (“CAC”), LTV to CAC ratio and number of subscriptions.

We define annual life-time value to customer acquisition costs as LTV from a specific calendar year divided by the CAC of that same year. Annual LTV is defined as the average gross contribution per purchasing DTC customer within a particular calendar year divided by one less the customer retention rate (“Churn Rate”) during the same period. Average gross contribution is defined as the cumulative revenue from our DTC customers during a calendar year less the cost of goods divided by the number of purchasing DTC customers in the same period. To arrive at the annual LTV for a particular calendar year, we divide the average gross contribution by that year’s Churn Rate. Annual CAC is defined as the total advertising and marketing expenses, inclusive of cooperative advertising costs treated as a reduction of net sales, less headcount and associated benefit expenses as well as costs attributed to value-in-kind, product samples, and sponsorships for professional and B2B customers, divided by the number of DTC customers who placed their first order during that same calendar year. We view the annual LTV to CAC ratio as a key indicator for marketing efficiency.

The Company defines subscriptions as orders resulting from direct-to-consumer (“DTC”) customers opting into automatic refills or orders that are recurring on Thorne.com and Amazon.com. Subscription programs on both platforms offer automatic ordering, payment and delivery of the products to a customer’s doorstep.

Non-GAAP Financial Measures

To provide investors with additional information regarding its financial results, the Company has provided certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”) in this press release, including: earnings or loss before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share.

The Company calculates EBITDA, a non-GAAP financial measure, as net income or loss excluding depreciation and amortization, interest expense, net and income taxes. EBITDA margin represents EBITDA as a percentage of net sales. The Company calculates adjusted EBITDA, a non-GAAP financial measure, by further excluding non-cash items for stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge Transaction, guarantee fees, income or loss from equity interests in unconsolidated affiliates and transaction costs related to mergers and acquisitions. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales. The Company calculates adjusted net income or loss, a non-GAAP financial measure, as net income or loss excluding (i) stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge transaction, guarantee fees, income or loss from equity in unconsolidated affiliates and transaction costs related to mergers and acquisitions and (ii) utilizing an adjusted provision for income taxes based on the Company’s estimate of applicable statutory rates.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income or loss, net income or loss and other GAAP measures of income and loss. The Company has included EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share in this press release because they are key measures used by the Company’s management to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses or income in calculating adjusted EBITDA and adjusted net income (loss) facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and adjusted EBITDA and adjusted net income or loss, together with a reconciliation of net income or loss to each such measure, helps investors make comparisons between Thorne HealthTech and other companies that may have different capital structures, different tax rates and different forms of employee compensation. Each of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The Company has not reconciled the forward-looking adjusted EBITDA and adjusted diluted EPS guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, acquisition transactions and integration, tax items and others that may arise during the year, each of which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current Assets
Cash	$36,024,847	$51,100,915
Current portion of restricted cash	4,900,000	—
Accounts receivable, net	14,367,785	5,285,321
Related party receivables	68,731	366,590
Inventories, net	58,643,928	41,012,124
Prepaid expenses and other current assets	2,615,593	3,494,473
Total current assets	116,620,884	101,259,423

Restricted cash, net of current portion	—	4,900,000
Property and equipment, net	49,176,844	27,030,400
Operating lease right-of-use asset, net	17,546,240	17,836,756
Finance lease right-of-use asset	3,143,592	883,076
Intangible assets, net	11,830,249	6,592,316
Goodwill	20,041,040	14,440,683
Investments	1,400,000	400,000
Equity-method investments	942,501	963,685
Other related party receivables	153,556	—
Deferred tax assets	7,782,187	—
Other assets	1,166,928	993,538
Total assets	$229,804,021	$175,299,877

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2022	2021
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current Liabilities
Accounts payable	$26,997,203	$16,889,756
Accrued payroll	3,508,583	2,526,917
Other accrued liabilities	3,563,843	1,144,573
Related party payables	988,778	1,634,775
Current portion of operating lease liability	1,504,433	2,633,236
Current portion of finance lease liability	1,660,404	413,487
Current portion of notes payable	814,576	—
Current portion of long-term debt	523,510	494,173
Total current liabilities	39,561,330	25,736,917
Long-term Liabilities
Operating lease liability, net of current portion	28,430,474	27,605,739
Finance lease liability, net of current portion	1,455,011	482,544
Long-term debt, net of current portion	12,646,049	1,083,634
Warrant liability	1,059,343	2,058,566
Total liabilities	83,152,207	56,967,400

Series E convertible preferred stock; par value $0.01, 0 shares authorized as of December 31, 2022 and December 31, 2021; 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Stockholders’ Equity
Common stock; par value $0.01, 200,000,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 53,487,517 and 52,554,214 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	534,875	525,542
Common stock, Class B; no par value, 0 shares authorized as of December 31, 2022 and December 31, 2021; 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Treasury stock	(9,678)	—
Additional paid-in capital	260,978,339	250,163,984
Accumulated deficit	(116,483,976)	(132,158,016)
Accumulated other comprehensive loss	(29,136)	—
Total stockholders’ equity —Thorne HealthTech, Inc.	144,990,424	118,531,510
Non-controlling interest	1,661,390	(199,033)
Total stockholders’ equity	146,651,814	118,332,477
Total liabilities, convertible preferred stock and stockholders’ equity	$229,804,021	$175,299,877

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net sales	$62,961,872	$49,307,423	$228,731,362	$184,301,485
Cost of sales	34,302,921	24,181,876	113,797,288	87,892,579
Gross profit	28,658,951	25,125,547	114,934,074	96,408,906
Operating expenses:
Research and development	1,897,434	1,655,660	7,423,884	5,935,514
Marketing	3,144,175	4,144,207	26,442,805	22,768,555
Selling, general and administrative	20,279,664	18,324,583	75,586,115	56,389,672
Write-off of acquired Drawbridge in-process research and development	—	—	—	1,563,015
Income from operations	3,337,678	1,001,097	5,481,270	9,752,150
Other income:
Interest expense (benefit), net	1,670	56,918	(26,328)	(449,908)
Guarantee fees	—	84,305	—	(336,915)
Change in fair value of warrant liability	432,317	969,836	999,223	1,872,364
Loss on Drawbridge Transaction	—	—	—	(165,998)
Other income, net	1,298,325	171,466	1,342,810	249,082
Total other income, net	1,732,312	1,282,525	2,315,705	1,168,625
Income before income taxes and loss from equity interests in unconsolidated affiliates	5,069,990	2,283,622	7,796,975	10,920,775
Income tax (benefit) expense	(7,516,756)	289,467	(7,309,658)	411,919
Net income before loss from equity interests in unconsolidated affiliates	12,586,746	1,994,155	15,106,633	10,508,856
Loss from equity interests in unconsolidated affiliates	(184,999)	(359,562)	(173,976)	(3,664,058)
Net income	12,401,747	1,634,593	14,932,657	6,844,798
Net loss—non-controlling interest	(145,323)	(85,619)	(741,383)	(408,625)
Net income attributable to Thorne HealthTech, Inc.	12,547,070	1,720,212	15,674,040	7,253,423
Undistributed earnings (loss) attributable to Series E convertible preferred stockholders	—	(1,663,446)	—	3,507,892
Net income attributable to common stockholders—basic	$12,547,070	$3,383,658	$15,674,040	$3,745,531
Net income attributable to common stockholders—diluted			$15,674,040	$3,349,308
Earnings per share:
Basic	$0.24	$0.06	$0.30	$0.14
Diluted	$0.24	$0.06	$0.30	$0.10
Weighted average common shares outstanding:
Basic	52,987,544	52,541,020	52,757,834	27,478,411
Diluted	52,987,544	55,182,900	52,757,834	32,328,565

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$14,932,657	$6,844,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,823,357	4,453,057
Change in fair value of warrant liability	(999,223)	(1,872,364)
Non-cash lease expense	3,687,380	5,963,123
Stock-based compensation	11,335,299	4,554,024
Deferred income tax benefit	(7,782,187)	—
Amortization of debt issuance cost and debt discount	6,280	—
Provision for doubtful accounts	(266,719)	(10,767)
Inventory write-downs	(725,074)	(56,781)
Loss on sale of equipment	5,527	—
(Gain) loss from equity interests in unconsolidated affiliate	(131,607)	3,664,058
Loss on Drawbridge Transaction	—	165,998
Write-off of acquired Drawbridge in-process research and development	—	1,563,015
Other non-cash	24,886	—
Change in operating assets and liabilities
Accounts receivable	(8,801,275)	(2,886,874)
Related party receivables	(383,682)	(231,191)
Related party payables	(645,997)	825,695
Inventories	(16,753,665)	(12,879,268)
Prepaid expenses and other current assets	843,758	(2,417,918)
Accounts payable	4,432,440	7,217,084
Accrued payroll	981,666	(65,226)
Other accrued liabilities	2,249,931	(952,043)
Operating lease liability	(2,611,848)	(4,794,134)
Net cash provided by operating activities	5,221,904	9,084,286
Cash Flows from Investing Activities
Purchase of property and equipment, net	(17,112,171)	(4,311,015)
Proceeds from disposal of property and equipment, net	99,000	—
Acquisition of Nutrativa, net of cash acquired	(14,861,996)	—
Acquisition of Drawbridge Health assets, net of cash acquired	—	(1,412,279)
Purchase of investment in unconsolidated subsidiaries	(1,000,000)	—
Purchase of investment in equity method investments	—	(704,637)
Purchase of license agreements	(750,000)	(750,457)
Net cash used in investing activities	(33,625,167)	(7,178,388)

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Years Ended December 31,
	2022	2021
Cash Flows from Financing Activities
Proceeds from term loan	$12,000,000	$—
Proceeds from notes payable	1,163,680	—
Proceeds from issuance of common stock in IPO	—	70,000,000
Payment of notes payable - equipment financing	(498,215)	—
Payments on notes payable	(349,104)	—
Payments on finance leases	(934,975)	(1,242,948)
Payments of revolving line of credit	—	(20,000,000)
Debt issuance costs	(105,572)	—
Investment from minority partner in joint venture	2,601,806	—
Proceeds from exercise of stock options	446,539	75,619
Shares repurchased for tax withholdings on vesting of Restricted Stock Units	(967,828)	—
Common stock issuance costs	—	(9,999,748)
Net cash provided by financing activities	13,356,331	38,832,923

Effect of exchange rate changes on cash and restricted cash	(29,136)	—
Net (decrease) increase in cash and restricted cash	(15,076,068)	40,738,821
Cash and restricted cash, beginning of year	56,000,915	15,262,094
Cash and restricted cash, end of year	$40,924,847	$56,000,915

Thorne HealthTech, Inc.

Reconciliations of Non-GAAP Financial Measures

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net income attributable to common stockholders	$12,547,070	$3,269,822	$15,674,040	$3,745,531
Undistributed earnings attributable to Series E convertible preferred stockholders	—	(1,663,446)	—	3,507,892
Net income attributable to Thorne HealthTech, Inc.	12,547,070	1,606,376	15,674,040	7,253,423
Net loss — non-controlling interests	(145,323)	(85,619)	(741,383)	(408,625)
Net income	$12,401,747	$1,520,757	$14,932,657	$6,844,798

EBITDA and Adjusted EBITDA Reconciliation
Net income	$12,401,747	$1,520,757	$14,932,657	$6,844,798
Net income margin	19.7%	3.1%	6.5%	3.7%
Depreciation and amortization	1,384,750	1,123,912	5,823,357	4,453,057
Interest (income) expense, net	(1,670)	56,918	26,328	449,908
Income tax expense (benefit)	(7,516,756)	289,467	(7,309,658)	411,919
EBITDA	6,268,071	2,991,054	13,472,684	12,159,682
EBITDA margin	10.0%	6.1%	5.9%	6.6%
Adjustments:
Stock-based compensation	2,929,426	3,128,832	11,335,299	4,554,024
Change in fair value of warrant liability	(432,317)	(969,836)	(999,223)	(1,872,364)
Write-off of acquired Drawbridge in-process research and development	—	—	—	1,563,015
Loss on Drawbridge Transaction	—	—	—	165,998
Guarantee fees	—	(84,305)	—	336,915
Loss from equity interests in unconsolidated affiliates	184,999	359,562	173,976	3,664,058
Acquisition costs	—	—	519,236	—
Adjusted EBITDA	$8,950,179	$5,425,307	$24,501,972	$20,571,328
Adjusted EBITDA margin	14.2%	11.0%	10.7%	11.2%

Adjusted Net Income Reconciliation
Net income	$12,401,747	$1,520,757	$14,932,657	$6,844,798
Income tax expense (benefit)	(7,516,756)	289,467	(7,309,658)	411,919
Stock-based compensation	2,929,426	3,128,832	11,335,299	4,554,024
Change in fair value of warrant liability	(432,317)	(969,836)	(999,223)	(1,872,364)
Write-off of acquired Drawbridge in-process research and development	—	—	—	1,563,015
Loss on Drawbridge Transaction	—	—	—	165,998
Guarantee fees	—	(84,305)	—	336,915
Loss from equity interests in unconsolidated affiliates	184,999	359,562	173,976	3,664,058
Acquisition costs	—	—	519,236	—
Adjusted net income before adjusted tax expense	7,567,099	4,244,477	18,652,287	15,668,363
Adjusted income tax expense	756,710	424,448	1,865,229	1,566,836
Adjusted net income	$6,810,389	$3,820,029	$16,787,058	$14,101,527

Diluted weighted-average shares outstanding	52,987,544	55,182,900	52,757,834	32,328,565
Adjusted diluted earnings per share	$0.13	$0.07	$0.32	$0.44